EXHIBIT 99.1



               REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Administrative Committee of the
Atlantic American Corporation 401(k)
Retirement Savings Plan


We have audited the accompanying statements of net assets available for benefits of ATLANTIC AMERICAN CORPORATION 401(k) RETIREMENT SAVINGS PLAN as of December 31, 1995 and 1994, and the related statements of changes in net assets available for benefits and schedules for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management.

As permitted by 29 CFR 2520.103-8 of the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the information summarized in Note 4, which was certified by INVESCO Trust Company, the custodian of the Plan,  except for  comparing the  information  with the related information included in the 1995 financial statements and supplemental schedules. We have been informed by the plan administrator that the custodian holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained a certification from the custodian as of and for the year ended December 31, 1995 that the information provided to the plan administrator by the custodian is complete and accurate.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the accompanying financial statements and schedules taken as a whole. The form and content of the information included in the financial statements and schedules, other than that derived from the information certified by the custodian, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

Arthur Andersen  LLP

Atlanta, Georgia
June 28, 1996

                          ATLANTIC AMERICAN CORPORATION

                         401(k) RETIREMENT SAVINGS PLAN


                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           DECEMBER 31, 1995 AND 1994




                                                 1995            1994
                                                 ----            ----


ASSETS:

  Cash                                       $        0     $       119
  Investments, at market value (Note 3):
    Participant-directed:
      Common stock-Atlantic American            336,427               0
      Mutual funds                            2,205,669               0
    Nonparticipant-directed:
      Investments in registered                       0       1,305,973
      Common stock in other
       unaffiliated companies                         0         703,284
      Common stock- Atlantic American            11,635               0
   Receivables:
    Income and other receivables                      0           2,113
                                             ----------     -----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS       $ 2,553,73     $ 2,111,489
                                             ==========     ===========



        The accompanying notes are an integral part of these statements.

                                                              SCHEDULE II



                                                            ATLANTIC AMERICAN CORPORATION

                                                              401(k) RETIREMENT SAVINGS PLAN

                                                STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                           FOR THE YEAR ENDED DECEMBER 31, 1995




                                                                     Nonparticipant                 Participant
                                                                        Directed                     Directed
                                                          -------------------------------------     -----------


                                                                     Investment
                                                                   In Registered     Atlantic         Atlantic
                                                          Common     Investment      American         American
                                                           Stock      Companies       Stock            Stock
                                                          ------   -------------     --------         --------
ADDITIONS TO NET ASSETS:
    Participant contributions ....................   $         0    $         0    $         0    $    12,022
    Employer contributions .......................             0              0         11,635         61,325
                                                     -----------    -----------    -----------    ------------
              Total contributions ................             0              0         11,635         73,347
                                                     -----------    -----------    -----------    ------------
    Net appreciation in fair market value of asset             0        (64,084)             0         28,771
                                                     -----------    -----------    -----------    ------------
    Gain (loss) on sales of investments ..........       183,002        (35,013)             0             34
                                                     -----------    -----------    -----------    ------------
    Dividend income ..............................        35,308              0              0              0
              Total additions ....................       218,310        (99,097)        11,635        102,152
                                                     -----------    -----------    -----------    ------------
DEDUCTIONS FROM NET ASSETS:
    Benefit payments to participants .............             0       (168,253)             0           (344)
    Other ........................................             0         (2,231)             0              0
                                                     -----------    -----------    -----------    ------------
              Total deductions ...................                     (170,484)             0           (344)
                                                     ------------   ------------   -----------    ------------
TRANSFERS BETWEEN FUNDS ..........................      (923,707)    (1,136,511)       234,619              0
                                                     -----------    -----------    -----------    ------------
NET (DECREASE) INCREASE ..........................      (705,397)    (1,406,092)       246,254        101,808

NET ASSETS AVAILABLE FOR PLAN BENEFITS:
       Beginning of year .........................       705,397      1,406,092              0              0
                                                     -----------    -----------    -----------    ------------
       End of year ...............................   $         0    $         0    $   246,254    $   101,808
                                                     ===========    ===========    ===========    ============



                                       3


                                                                                      Participant
                                                                                       Directed
                                                        --------------------------------------------------------------------


                                                          Cash        Industrial    Intermediate        Total
                                                        Reserves        Income       Government        Return      Dynamics
                                                          Fund          Fund         Bond Fund          Fund         Fund
                                                        --------      ----------   -------------       ------      --------
ADDITIONS TO NET ASSETS:
    Participant contributions ....................   $     7,451    $    50,468    $    16,421    $    42,222    $    45,264
    Employer contributions .......................             0              0              0              0              0
                                                     -----------    -----------    -----------    -----------    -----------
              Total contributions ................         7,451         50,468         16,421         42,222         45,264
                                                     -----------    -----------    -----------    -----------    -----------
    Net appreciation in fair market value of asset             0         34,183         17,775         55,349         69,546
                                                     -----------    -----------    -----------    -----------    -----------
    Gain (loss) on sales of investments ..........             0          2,678          1,896            188             11
                                                     -----------    -----------    -----------    -----------    -----------
    Dividend income ..............................        20,482          7,692         13,201         11,098              0
                                                     -----------    -----------    -----------    -----------    -----------
              Total additions ....................        27,933         95,021         49,293        108,857        114,821
                                                     -----------    -----------    -----------    -----------    -----------

DEDUCTIONS FROM NET ASSETS:
    Benefit payments to participants .............        (2,992)          (869)        (1,377)          (650)             0
    Other ........................................             0              0              0              0              0
                                                     -----------    -----------    -----------    -----------    -----------
              Total deductions ...................        (2,992)          (869)        (1,377)          (650)             0
                                                     -----------    -----------    -----------    -----------    -----------

TRANSFERS BETWEEN FUNDS ..........................       580,110        238,290        282,310        385,583        329,339
                                                     -----------    -----------    -----------    -----------    -----------
NET (DECREASE) INCREASE ..........................   $   605,051    $   332,442    $   330,226    $   493,790    $   444,160

NET ASSETS AVAILABLE FOR PLAN BENEFITS:
       Beginning of year .........................             0              0              0              0              0
                                                     -----------    -----------    -----------    -----------    -----------
       End of year ...............................       605,051        332,442        330,226        493,790        444,160
                                                     ===========    ===========    ===========    ===========    ===========


                                       4


                                                                Participant
                                                                 Directed
                                                        --------------------------


                                                            Other          Total
                                                            -----          -----
ADDITIONS TO NET ASSETS:
    Participant contributions ....................    $         0    $   173,848
    Employer contributions .......................              0         72,960
                                                      -----------    -----------
              Total contributions ................              0        246,808
                                                      -----------    -----------
    Net appreciation in fair market value of asset         (1,991)       139,549
                                                      -----------    -----------
    Gain (loss) on sales of investments ..........         (7,976)       144,820
                                                      -----------    -----------
    Dividend income ..............................              0         87,781
                                                      -----------    -----------
              Total additions ....................         (9,967)       618,958
                                                      -----------    -----------

DEDUCTIONS FROM NET ASSETS:
    Benefit payments to participants .............              0       (174,485)
    Other ........................................              0         (2,231)
                                                      -----------    -----------
              Total deductions ...................              0       (176,716)
                                                      -----------    -----------

TRANSFERS BETWEEN FUNDS ..........................          9,967              0
                                                      -----------    -----------
NET (DECREASE) INCREASE ..........................    $         0    $   442,242
                                                      -----------    -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS:
       Beginning of year .........................              0      2,111,489
                                                      -----------    -----------
       End of year ...............................              0      2,553,731
                                                      ===========    ===========





                               The accompanying notes are an integral part of this schedule.


                          ATLANTIC AMERICAN CORPORATION

                         401(k) RETIREMENT SAVINGS PLAN


            ITEM 27a--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                DECEMBER 31, 1995







                                                                    Market
                                                        Cost        Value
                                                        ----        ------


   CASH AND CASH EQUIVALENTS:                         $605,051     $605,051
*    INVESCO Cash Reserves Fund

   MUTUAL FUNDS:
*    INVESCO Total Return Fund                         441,238      493,790
*    INVESCO Intermediate Government Bond Fund         312,451      330,226
*    INVESCO Industrial Income Fund                    304,292      332,442
*    INVESCO Dynamics Fund                             428,624      444,161

   COMMON STOCK:
*    Atlantic American Corporation                     319,291      348,062







                         *Indicates a party in interest.

          The accompanying notes are an integral part of this schedule.

                                                                    SCHEDULE II








                                                                 ATLANTIC AMERICAN CORPORATION

                                                                401(k) RETIREMENT SAVINGS PLAN


                                                       ITEM 27d--SCHEDULE OF REPORTABLE TRANSACTIONS (a)

                                                             FOR THE YEAR ENDED DECEMBER 31, 1995


                                            Description of Asset,
                                         Including Rate of Interest           Purchase                       Selling         Net
   Identity of Party Involved           and Maturity in Case of Loans          Price             Cost         Price          Gain
- ------------------------------          -----------------------------         --------           ----        -------         ----
 *    INVESCO TRUST COMPANY             Cash Reserves Fund:
                                          1 purchase                          $2,058,985     $        0    $        0     $       0
                                          2 sales                                             1,473,156     1,473,156             0

 *    INVESCO TRUST COMPANY             Industrial Income Fund:
                                          1 purchase                             272,476

 *    INVESCO TRUST COMPANY             Total Return Fund:
                                          1 purchase                             382,803

 *    INVESCO TRUST COMPANY             Intermediate Government Bond Fund:
                                          1 purchase                             335,673

 *    INVESCO TRUST COMPANY             Dynamics Fund:
                                          1 purchase                             254,902

 *    INVESCO TRUST COMPANY             Atlantic American Corporation
                                          common stock:
                                             1 purchase                          185,433

 *    WACHOVIA BANK OF GEORGIA          Biltmore Prime Cash Management
                                          1 purchase                           2,060,564
                                          1 sale                                              2,058,985     2,058,985             0



                                                                *Indicates a party-in-interest.

                                    (a)   Represents transactions or a series of transactions in excess of 5% of the fair value of plan assets at the beginning of the year.

                                                 The accompanying notes are an integral part of this schedule.




                          ATLANTIC AMERICAN CORPORATION

                         401(k) RETIREMENT SAVINGS PLAN


                 NOTES TO FINANCIAL STATEMENTS AND SCHEDULES

                           DECEMBER 31, 1995 AND 1994



  1.  PLAN DESCRIPTION

    General

    The Atlantic American Corporation 401(k) Retirement Savings Plan (the "Plan") is a defined contribution plan established by the Atlantic American Corporation (the "Company") under the provisions of Section 401(a) of the Internal Revenue Code ("IRC"), which includes a qualified cash or deferred arrangement as described in Sections 401(k) and 401(m) of the IRC, for the benefit of eligible employees of the Company. All employees of the Company who have completed one year of service, as defined, are eligible to participate. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended. Participants should refer to the plan agreement for a complete description of the Plan.

    Plan Administration

    Effective May 1, 1995, INVESCO Trust Company (the "Trustee") was appointed a directed trustee and custodian of the Plan. The Trustee has custodial responsibility for the Plan's assets and has been given the authority and power to, among other things, invest the principal and income of the Plan's assets.

    Contributions

    Eligible employees can contribute an amount up to 16% of compensation as defined by the Plan, subject to certain limitations under the IRC. The Company provides a matching contribution equal to 50% of the first 6% of each participant's contribution. All Company matching contributions are invested in Atlantic American Corporation common stock. Participants can elect to transfer the Company contribution into another investment fund only after the participant is fully vested.

    Vesting

    Participants are always fully vested in their own contributions. Each Participant becomes fully vested in the Plan, for employee contributions, after seven years of service with no intervening breaks in service of five years or more. Participants are credited with one year of service each calendar year in which the participant works 1,000 hours. A break in service is deemed to be any year in which the participant does not complete more than 500 hours of service.

    Benefits

    Upon termination of service due to death, disability, or retirement, a participant may elect to receive an amount equal to the value of the participant's vested interest in his/her account. The form of payment, selected by the participant, is either a lump-sum distribution, an annuity to be paid in monthly installments over a fixed period of years, or a direct rollover into a qualified retirement plan or IRA.

    Participant Accounts

    Individual accounts are maintained for each of the Plan's participants to reflect the participant's contributions and employer contributions as well as the participant's share of the Plan's income and any related administrative expenses. Allocations are based on the proportion that each participant's account balance bears to the total of all participant account balances.

    Investment Options

    Participants may direct their contributions and any related earnings into several investment options in 10% increments. Participants may change their investment elections once each calendar quarter. The participants of the Plan can invest in either Atlantic American Corporation common stock, INVESCO Cash Reserves Fund, INVESCO Intermediate Government Bond Fund, INVESCO Total Return Fund, INVESCO Industrial Income Fund, or the INVESCO Dynamics Fund.

    Termination

    As stated in the plan agreement, the Company may terminate the Plan at any time, in which event each participant shall be fully vested as of the termination date. The Company has no plans to terminate the Plan.


  2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER MATTERS

    Basis of Accounting

    The accompanying financial statements have been prepared using the accrual basis of accounting.

    Valuation of Investments

    Cash equivalents are stated at cost which approximates market value. Marketable securities are stated at fair value. Purchases and sales of securities are reflected on a trade-date basis.

    Investment Income

    Income  (loss)  from  separate  accounts  includes   investment  income  and
    expenses.

    Administrative Expenses

    The Company pays all administrative expenses of the Plan, including trustee fees.


  3.  INVESTMENTS

    The fair market value of individual investments as of December 31, 1995 and 1994 is as follows:

           1995:
              Atlantic American Corporation common stock      $  348,062
              INVESCO Total Return Fund                          493,790
              INVESCO Intermediate Government Bond Fund          330,226
              INVESCO Industrial Income Fund                     332,442
              INVESCO Cash Reserves Fund                         605,051
              INVESCO Dynamics Fund                              444,161
           1994:
              Biltmore Short-Term Fixed Income Fund            1,285,127
              Various Unaffiliated Common Stocks                 703,284

  4.  TAX STATUS

    The Internal Revenue Service issued a determination letter dated May 21, 1996 stating that the Plan was designed in accordance with applicable plan requirements as of that date. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is currently designed and is being operated in compliance with the applicable requirements of the IRC. Therefore, they believe that the Plan was qualified and the related trust was tax-exempt as of the financial statement date.

  5.  INFORMATION CERTIFIED BY THE CUSTODIAN OF THE PLAN

    The following information was derived from data certified by the Plan's Trustee as being complete and accurate in its report dated December 31, 1995:

          o Investment information included in the statements of net assets available for benefits

          o Investment income information included in the statement of changes in net assets available for benefits

          o Information included in the supplemental schedules, as listed in the accompanying table of contents